Exhibit 99.1
Bright Horizons Family Solutions® Reports Second Quarter of 2014 Financial Results

BOSTON, August 7, 2014 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the second quarter of 2014.
Second Quarter 2014 Highlights (compared to second quarter 2013):

•	Revenue increased 12% to $348 million

•	Adjusted EBITDA* increased 14% to $64 million

•	Adjusted income from operations* increased 17% to $43 million

•	Adjusted net income* increased 19% to $28 million

•	Diluted adjusted earnings per pro forma common share* increased 17% to $0.41

"We are pleased with our results this past quarter and through the first half of the year," said David Lissy, Chief Executive Officer.  “Growth was strong across our full suite of solutions, including full service centers, back-up care and educational advisory services. We also continued to invest in people and technologies to support this growth and our high quality of service while at the same time monitoring overhead spending in order to leverage our infrastructure across the Company."
"This past June we released the Bright Horizons Modern Family Index," continued Mr. Lissy, "and the findings showed that working mothers and fathers alike continue to struggle to balance work and family responsibilities and confirmed that employers that offer them supports, such as child care and elder care, are more likely to engender loyalty, integrity and commitment from their workforce. These findings were an important reminder that while employers who invest in services like ours are ahead of the game, there is still much work to be done to help support working families, and we are proud to be a leader and advocate in providing this critical support."
Second Quarter 2014 Results
Revenue increased $37.3 million in the second quarter of 2014 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Adjusted EBITDA increased $7.8 million and adjusted income from operations increased $6.2 million in the second quarter of 2014 primarily as a result of the $7.7 million increase in gross profit, partially offset by increases in selling, general and administrative expenses ("SG&A").  The adjusted EBITDA increase reflects enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the second quarter of 2013, and strong cost management. These gains are tempered by the integration of the Company’s acquisitions of Kidsunlimited in the UK in April 2013 and Children’s Choice in the US in July 2013, and the costs incurred during the initial ramp up phase for certain new lease/consortium centers opened over the past 12 to 18 months.

Income from operations was $42.5 million for the second quarter of 2014 compared to $35.4 million in the same 2013 period, and net income was $21.7 million for the second quarter of 2014 compared to net income of $24.5 million in the same 2013 period.  In the second quarter of 2013, the provision for income taxes of $2.0 million represented an effective tax rate of 7.4% due to the realization of a previously unrecognized tax benefit of approximately $4.1 million upon completion of a UK tax enquiry and the projection of the expected applicable tax rate for the full year 2013, including the impact on income before income taxes of the expenses related to the initial public offering (the "IPO") and debt refinancing that were completed in the first quarter of 2013. Adjusted net income increased by $4.4 million, or 19%, to $27.5 million on the expanded adjusted income from operations.  Diluted adjusted earnings per pro forma common share was $0.41, an increase of 17% compared to the second quarter in 2013.

As of June 30, 2014, the Company operated 882 early care and education centers with the capacity to serve 99,600 children and families, a 7% increase in capacity since June 30, 2013.

*Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013, expenses related to secondary offerings, expenses associated with completed acquisitions, and the management agreement fee paid to Bain Capital Partners LLC (the "Sponsor"). Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement fee, IPO and refinancing expenses, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to "Non-GAAP Measures," "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations," and "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
Balance Sheet and Cash Flow
During the six months ended June 30, 2014, the Company generated approximately $104.4 million of cash flow from operations compared to $98.4 million for the same period in 2013 and invested $36.2 million in fixed assets and acquisitions compared to $103.9 million in the same 2013 period.  Net cash provided by financing activities totaled $14.2 million in the six months ended June 30, 2014 compared to $35.3 million for the same 2013 period.  The Company raised $234.9 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness with the proceeds from the IPO and proceeds from the issuance of $790.0 million in new secured term loans.  During the six months ended June 30, 2014, the Company's cash and cash equivalents grew $82.7 million to $112.3 million.
2014 Outlook
As described below, the Company is updating certain targets regarding its 2014 expectations.

•	Overall revenue growth in 2014 in the range of 11-12%

•	Adjusted EBITDA growth in 2014 in the range of 15-17%

•	Adjusted net income ranging from $97 million to $99 million in 2014

•	Diluted adjusted earnings per pro forma common share ranging from $1.43 to $1.46

In addition, for the full year in 2014, the Company estimates that pro forma diluted weighted average shares will approximate 68 million shares.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through August 14, 2014 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13586965.  A webcast of the conference call will also be available through the Investor Relations section of the Company's web site, www.brighthorizons.com.  A copy of this press release is available on the web site.
Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 25, 2014. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.
Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies.  Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the 2013 reported periods give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at January 1, 2013. Diluted adjusted earnings per pro forma common share is calculated using the two-class method and includes the dilutive effect of stock options. Shares sold in the IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2013 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:
Investors:
Elizabeth Boland
CFO – Bright Horizons
Eboland@brighthorizons.com
617-673-8125
Kevin Doherty
Director – Solebury Communications Group LLC
kdoherty@soleburyir.com
203-428-3233
Media:
Ilene Serpa
VP – Communications – Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended June 30,
	2014	%	2013	%
Revenue	$348,100	100.0%	$310,813	100.0%
Cost of services	264,986	76.1%	235,388	75.7%
Gross profit	83,114	23.9%	75,425	24.3%
Selling, general and administrative expenses	33,204	9.5%	32,426	10.4%
Amortization of intangible assets	7,375	2.1%	7,602	2.5%
Income from operations	42,535	12.3%	35,397	11.4%
Interest expense, net	(8,614)	(2.5)%	(8,924)	(2.9)%
Income before income taxes	33,921	9.8%	26,473	8.5%
Income tax expense	(12,207)	(3.5)%	(1,966)	(0.6)%
Net income	21,714	6.3%	24,507	7.9%
Net loss attributable to non-controlling interest	—	—%	(72)	—%
Net income attributable to Bright Horizons Family Solutions Inc.	$21,714	6.3%	$24,579	7.9%

Earnings per common share:
Common stock—basic	$0.33		$0.38
Common stock—diluted	$0.32		$0.37
Weighted average number of common shares outstanding:
Common stock—basic	65,772,698		64,732,730
Common stock—diluted	67,456,880		66,635,484

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Six Months Ended June 30,
	2014	%	2013	%
Revenue	$680,255	100.0%	$590,936	100.0%
Cost of services	519,992	76.4%	449,721	76.1%
Gross profit	160,263	23.6%	141,215	23.9%
Selling, general and administrative expenses	68,608	10.1%	76,031	12.9%
Amortization of intangible assets	15,109	2.2%	14,350	2.4%
Income from operations	76,546	11.3%	50,834	8.6%
Loss on extinguishment of debt	—	—%	(63,682)	(10.8)%
Interest expense, net	(17,341)	(2.5)%	(22,192)	(3.7)%
Income (loss) before income taxes	59,205	8.8%	(35,040)	(5.9)%
Income tax (expense) benefit	(21,443)	(3.2)%	8,766	1.5%
Net income (loss)	37,762	5.6%	(26,274)	(4.4)%
Net loss attributable to non-controlling interest	—	—%	(110)	—%
Net income (loss) attributable to Bright Horizons Family Solutions Inc.	$37,762	5.6%	$(26,164)	(4.4)%

Earnings (loss) per common share:
Common stock—basic	$0.57		$(0.43)
Common stock—diluted	$0.56		$(0.43)
Weighted average number of common shares outstanding:
Common stock—basic	65,590,275		60,265,132
Common stock—diluted	67,333,130		60,265,132

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$112,283	$29,585
Accounts receivable—net	58,084	78,691
Other current assets	54,314	56,894
Total current assets	224,681	165,170
Fixed assets—net	400,724	390,894
Goodwill	1,104,406	1,096,283
Other intangibles—net	421,877	435,060
Other assets	14,794	15,263
Total assets	$2,166,482	$2,102,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,900	$7,900
Accounts payable and accrued expenses	112,415	107,626
Deferred revenue and other current liabilities	129,740	139,562
Total current liabilities	250,055	255,088
Long-term debt	753,879	756,323
Deferred income taxes	139,995	139,888
Other long-term liabilities	70,825	62,234
Total liabilities	1,214,754	1,213,533
Total stockholders’ equity	951,728	889,137
Total liabilities and stockholders’ equity	$2,166,482	$2,102,670

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six months ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$37,762	$(26,274)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,950	34,601
Loss on extinguishment of debt	—	63,682
Interest paid in kind	—	2,143
Stock-based compensation	4,423	8,305
Deferred income taxes	(159)	431
Other non-cash adjustments, net	3,003	3,131
Changes in assets and liabilities:
Accounts receivable	20,715	7,691
Prepaid expenses and other current assets	3,041	(18,256)
Accounts payable and accrued expenses	4,170	5,213
Other, net	(7,536)	17,759
Net cash provided by operating activities	104,369	98,426
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets, net	(30,701)	(39,662)
Payments for acquisitions, net of cash acquired	(6,522)	(64,213)
Settlement of purchase price for prior year acquisitions	1,030	—
Net cash used in investing activities	(36,193)	(103,875)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt, net	—	769,360
Extinguishment of long-term debt	—	(972,468)
Proceeds from initial public offering, net	—	234,944
Principal payments of long-term debt	(3,950)	(3,950)
Purchase of treasury stock	(3,079)	—
Proceeds from issuance of common stock upon exercise of options	11,027	4,668
Proceeds from issuance of restricted stock	4,709	—
Tax benefit from stock-based compensation	5,444	2,791
Net cash provided by financing activities	14,151	35,345
Effect of exchange rates on cash and cash equivalents	371	(1,006)
Net increase in cash and cash equivalents	82,698	28,890
Cash and cash equivalents—beginning of period	29,585	34,109
Cash and cash equivalents—end of period	$112,283	$62,999

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended June 30, 2014
Revenue	$300,724	$39,740	$7,636	$348,100
Amortization of intangible assets	7,050	181	144	7,375
Income from operations	29,497	12,181	857	42,535
Adjusted income from operations (1)	29,497	12,181	857	42,535

Three months ended June 30, 2013
Revenue	$269,910	$35,717	$5,186	$310,813
Amortization of intangible assets	7,346	181	75	7,602
Income from operations	24,062	10,927	408	35,397
Adjusted income from operations (1)	24,974	10,927	408	36,309

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings and transaction costs associated with the acquisition of businesses in 2013.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Six months ended June 30, 2014
Revenue	$587,748	$77,196	$15,311	$680,255
Amortization of intangibles	14,456	362	291	15,109
Income from operations	51,508	23,873	1,165	76,546
Adjusted income from operations (1)	52,058	23,873	1,165	77,096

Six months ended June 30, 2013
Revenue	$512,160	$68,878	$9,898	$590,936
Amortization of intangibles	13,837	362	151	14,350
Income (loss) from operations	32,934	18,394	(494)	50,834
Adjusted income from operations (1)	45,181	20,248	284	65,713

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO in January 2013, secondary offerings, and transaction costs associated with the acquisition of businesses in 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income (loss)	$21,714	$24,507	$37,762	$(26,274)
Interest expense, net	8,614	8,924	17,341	22,192
Income tax expense (benefit)	12,207	1,966	21,443	(8,766)
Depreciation	11,960	10,553	23,841	20,251
Amortization of intangible assets (a)	7,375	7,602	15,109	14,350
EBITDA	61,870	53,552	115,496	21,753
Additional Adjustments:
Deferred rent (b)	535	524	1,315	1,363
Stock compensation expense (c)	2,038	1,685	4,423	8,305
Sponsor management fee (d)	—	—	—	7,674
Loss on extinguishment of debt (e)	—	—	—	63,682
Expenses related to secondary offering	—	647	550	647
Acquisition-related costs (f)	—	265	—	1,764
Total adjustments	2,573	3,121	6,288	83,435
Adjusted EBITDA	$64,443	$56,673	$121,784	$105,188
Income from operations	$42,535	$35,397	$76,546	$50,834
Performance-based stock compensation expense (c)	—	—	—	4,968
Sponsor termination fee (d)	—	—	—	7,500
Expenses related to secondary offering	—	647	550	647
Acquisition-related costs (f)	—	265	—	1,764
Adjusted income from operations	$42,535	$36,309	$77,096	$65,713
Net income (loss)	$21,714	$24,507	$37,762	$(26,274)
Income tax expense (benefit)	12,207	1,966	21,443	(8,766)
Income (loss) before tax	33,921	26,473	59,205	(35,040)
Stock compensation expense (c)	2,038	1,685	4,423	8,305
Sponsor management fee (d)	—	—	—	7,674
Amortization of intangible assets (a)	7,375	7,602	15,109	14,350
Loss on extinguishment of debt (e)	—	—	—	63,682
Expenses related to secondary offering	—	647	550	647
Acquisition-related costs (f)	—	265	—	1,764
Adjusted income before tax	43,334	36,672	79,287	61,382
Income tax expense (g)	(15,817)	(13,568)	(29,119)	(22,712)
Adjusted net income	$27,517	$23,104	$50,168	$38,670

(a)
Represents amortization of intangible assets, including approximately $5.0 million and $10.0 million for the three and six months ended June 30, 2014 and 2013, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge in 2013.

(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.

(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.

(f)	Represents costs associated with the acquisition of businesses.

(g)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 37% in both 2014 and 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE
(In thousands except share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Diluted earnings (loss) per pro forma common share:
Net income (loss)	$21,714	$24,507	$37,762	$(26,274)
Pro forma weighted average number of common shares—diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	—	—	1,327,115
Adjustment to weight Class L shares over respective period	—	—	—	(1,253,387)
Weighted average number of Class L shares over period	—	—	—	73,728
Class L conversion factor	—	—	—	35.1955
Weighted average number of converted Class L common shares	—	—	—	2,594,916
Weighted average number of common shares	65,772,698	64,732,730	65,590,275	60,265,132
Pro forma weighted average number of common shares—basic	65,772,698	64,732,730	65,590,275	62,860,048
Incremental dilutive shares (2)	1,684,182	1,902,754	1,742,855	—
Pro forma weighted average number of common shares—diluted	67,456,880	66,635,484	67,333,130	62,860,048
Diluted earnings (loss) per pro forma common share	$0.32	$0.37	$0.56	$(0.42)

Diluted adjusted earnings per pro forma common share:
Adjusted net income	$27,517	$23,104	$50,168	$38,670
Pro forma weighted average number of common shares—basic	65,772,698	64,732,730	65,590,275	62,860,048
Incremental dilutive shares (2)	1,684,182	1,902,754	1,742,855	1,832,986
Pro forma weighted average number of common shares—diluted	67,456,880	66,635,484	67,333,130	64,693,034
Diluted adjusted earnings per pro forma common share	$0.41	$0.35	$0.74	$0.60

(1)
The weighted average number of Class L shares in the actual Class L earnings per share calculation for the six months ended June 30, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the six month period. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.

(2)
Represents the dilutive effect of stock options using the treasury stock method. For purposes of the diluted loss per pro forma common share for the six months ended June 30, 2013, there is no dilutive effect since there was a loss recorded during the period.